Exhibit 15.2

SFAI MALAYSIA PLT
202206000021 (LLP0031758-LCA) & AF 002216
Chartered Accountants
Block C2-G,
Ground Floor, Setiawalk,
Persiaran Wawasan,
47160 Puchong,
Selangor, Malaysia.
Tel: 603 – 7802 9000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 31, 2026, on the consolidated financial statements of Intelligent Group Limited for the year ended November 30, 2025, in the Company’s Annual Report on Form 20-F for the year ended November 30, 2025, and to the reference to our firm under the heading “Experts” in any related Registration Statements.

/s/ SFAI MALAYSIA PLT

Malaysia

March 31, 2026